EX. 99.1

GOLDSPRING ACQUIRES KEY PROPERTIES IN THE COMSTOCK LODE DISTRICT AND REPORTS RELATED DRILL RESULTS

Virginia City, NV (July 20, 2010) - GoldSpring, Inc. (“GoldSpring” or the Company”)(OTCBB: GSPG) announced today that it has purchased seven patented mining claims totaling 48 acres, surface rights to two additional patented mining claims totaling 15 acres, 12 unpatented lode claims, and 15 acre-feet of water rights (the “Donovan Property”), in Storey County, Nevada from the estate of William Michael Donovan Jr.  The property contains a significant portion of the mineral resource summarized in the May 2010 Technical Report (43-101) authored by Behre Dolbear & Company of Denver, Colorado.  These claims have been controlled under a mining lease agreement since 1987 by GoldSpring and its predecessor organizations.

The purchase price was $1,025,000, with an initial payment of $300,000.  The Company financed the remaining $725,000 with an installment note bearing 6% interest, requiring 60 monthly payments of $6,178 and a final payment of then-unpaid principal and interest. The Donovan estate will retain a 1.5% Net Smelter Royalty (“NSR”) on all future mineral production from these claims.

"This purchase builds value for our shareholders by ensuring our long-term control of these important claims, at an attractive price, and reduces our royalty obligation from 5% to 1.5% on a significant portion of our currently-planned mine production," stated Corrado De Gasperis, GoldSpring's Chief Executive Officer.  “The acquisition of this property, in addition to the Obester purchase of eleven patented lode-mining claims, announced earlier this year, is consistent with our intermediate production plans and definitively secures critical claims surrounding the recently-drilled Hartford/Lucerne/Billie the Kid area. We appreciate and thank the Donovans for their patience throughout this transaction process."

The Company’s Spring 2010 drilling program included several reverse circulation (“RC”) drill holes on the Donovan Property.  Hole P10-26, intercepted five mineralized zones in the first 560 feet, totaling 325 feet averaging 0.034 ounces per ton (“opt”) gold and 0.154 opt silver.  It includes a zone from 405-560’ (155 feett) of 0.042 opt gold and 0.213 opt silver.  Hole P10-51 intercepted two mineralized zones totaling 170 feet averaging 0.035 opt gold and 0.664 opt silver.  It includes a zone from 185-305’ (120 feet) of 0.045 opt gold and 0.671 opt silver.

The Company’s latest resource estimate indicates that the mineral deposit is open to the northwest and southeast, along the Silver City fault trend, and down-dip to the east.  “The Donovan Property includes down-dip targets in an area of known mineralization, which provides a great opportunity for expanding our mineral resources,” stated Larry Martin, GoldSpring’s Chief Geologist.  “This area is one of our top priorities for additional drilling.”

Mr. De Gasperis concluded, “In addition to these land and mineral acquisitions, we are also nearing the completion of the debt-for-equity and the land components of our previously disclosed recapitalization plan and we will announce the transaction when it is completed.  A recapitalized balance sheet will usher in a new era for the Company, enabling our commitment to maximize the value of our Comstock Lode land holdings for our shareholders.”

About GoldSpring Inc.
GoldSpring, Inc. is a North American precious metals mining company, focused in Nevada, with extensive, contiguous property in the Comstock Lode District.  The Company began acquiring properties in the Comstock in 2003.  Since then, the Company has consolidated a significant portion of the Comstock Lode District, secured permits, built an infrastructure and brought the exploration project into test mining production.  We continue acquiring additional properties in the district, expanding our footprint and creating opportunities for exploration and mining.  The goal of our strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations by early 2011, with annual production rates of 20,000 gold equivalent ounces.

Cautionary Note to U.S. Investors
This press release uses the terms “measured resources,” “indicated resources,” and “inferred resources,” which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  The United States Securities and Exchange Commission (the “SEC”) does not recognize these terms and the SEC guidelines (Industry Guide 7) provide that such terms shall not be included in a registrant’s filings with the SEC (unless required to be disclosed by foreign or state law).  The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category.  U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Forward-Looking Statements
This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; recapitalization and balance sheet restructuring activities (including debt-for-equity exchanges, land transactions, capital raising and other activities); operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; our ability to cure defaults under our current indebtedness; our substantial indebtedness and the impact such indebtedness may have on us; the possibility that our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for GoldSpring, Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.5272
Fax 775.847.4762
http://www.goldspring.us